UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 3, 2012

Boston Private Financial Holdings, Inc.

(Exact name of registrant as specified in charter)

Massachusetts	0-17089	04-2976299
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Ten Post Office Square, Boston, Massachusetts 02109

(Address of Principal Executive Offices) (Zip Code)

(617)912-1900

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On February 3, 2012, Boston Private Financial Holdings, Inc. (the “Company”) entered into a Stock Purchase Agreement (the “Stock Purchase Agreement”) with Boston Private (PA) Corporation, a majority-owned subsidiary of the Company (“BPPA”), Davidson Trust Company (“DTC”), certain other individuals (together with BPPA, the “Sellers”) and Bryn Mawr Bank Corporation (“Buyer”), pursuant to which the Sellers agreed to sell to Buyer all of DTC’s outstanding capital stock for a purchase price equal to $10.5 million, with $7.35 million payable upon closing and $3.15 million to be paid over an 18-month period following the closing contingent on levels of asset under management. The completion of the transaction is subject to receipt of all requisite regulatory approvals and the satisfaction of customary closing conditions as specified in the Stock Purchase Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BOSTON PRIVATE FINANCIAL HOLDINGS, INC.

Dated: February 3, 2012	By:	/s/ David J. Kaye
David J. Kaye
Executive Vice President and Chief Financial Officer